Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in these Registration Statements on Form S-1 (No. 333-281761, No. 333-280691, and No. 333-278678) of Trump Media & Technology Group Corp. of our report dated February 14, 2025 relating to the consolidated financial statements of Trump Media & Technology Group Corp., included in its Annual Report  on Form 10-K, which appears in the Prospectus Supplement of Trump Media & Technology Group Corp. dated February 14, 2025, which forms part of these Registration Statements. We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-283005) of Trump Media & Technology Group Corp. of our report dated February 14, 2025 relating to the consolidated financial statements of Trump Media & Technology Group Corp., included in its Annual Report on Form 10-K.

We also consent to the reference to us under the caption “Experts” in such Registration Statements.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona
February 14, 2025